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                                  JAVA CENTRALE, INC.               EXHIBIT 11


                        COMPUTATION OF NET LOSS PER COMMON SHARE


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



                                                              For the Year Ended March 31,
                                              --------------------------------------------------------
                                                    1996                1995                 1994
                                              ---------------      ---------------      --------------

Weighted average number of common
   shares outstanding                               6,526,377            4,488,532           2,507,652
                                              ---------------      ---------------      --------------
                                              ---------------      ---------------      --------------

Net Loss                                         $ (3,966,426)      $   (1,894,183)      $  (1,240,606)
Preferred stock dividend requirement                        -                    -                   -
Series A Preferred dividend requirement                     -                    -             (27,237)
Series B Preferred dividend requirement                     -                    -             (50,000)
                                              ---------------      ---------------      --------------

Adjusted net loss-common shareholders            $ (3,966,426)      $   (1,894,183)      $  (1,317,843)
                                              ---------------      ---------------      --------------
                                              ---------------      ---------------      --------------

Net loss per weighted average
   equivalent common share outstanding (2)              $(.61)               $(.42)              $(.53)
                                              ---------------      ---------------      --------------
                                              ---------------      ---------------      --------------


                                                                Share months outstanding
                                              --------------------------------------------------------
                                                    1996                1995                 1994
                                              ---------------      ---------------      --------------


Calculation of weighted average shares
   outstanding (2)
   Balance at beginning of period
   March 5, 1992 - 2,500,000 shares                                                         27,500,000
   March 3, 1994 - 2,591,820 shares                31,101,840           31,101,840           2,591,820
   May 10, 1994 - 1,875,000 shares                 22,500,000           20,118,750
   May 19, 1994 - 250,000 shares                    3,000,000            2,601,794
   March 30, 1995 - 600,000 shares                  7,200,000               40,000
   July 7, 1995 - 83,594 shares                       736,548
   August 28, 1995 - 403,000 shares                 2,861,844
   August 30, 1995 - 100,000 shares                   703,560
   September 8, 1995 - 124,567 shares                 839,544
   September 12, 1995 - 250,000 shares              1,652,052
   September 20, 1995 - 326,000 shares              2,068,536
   September 27, 1995 - 95,000 shares                 580,932
   October 19, 1995 - 5,834 shares                     31,452
   October 25, 1995 - 20,000 shares                   103,896
   November 8, 1995 - 300,000 shares                1,402,272
   December 17, 1995 - 302,083 shares               1,042,824
   January 4, 1996 - 426,609 shares                 1,220,208
   January 17, 1996 - 505,926 shares                1,230,864
   March 20, 1996 - 40,000 shares                      14,460
   March 30, 1996 - 234,000 shares                      7,692
   March 31, 1996 - 154 shares                              -

Options outstanding                                        (1)                  (1)                 (1)
Series B redeemable Preferred Stock                         -                    -                  (1)
Warrants outstanding                                       (1)                  (1)                 (1)
                                              ---------------      ---------------      --------------
   Total                                           78,316,524           53,862,384          30,091,820
                                              ---------------      ---------------      --------------
                                              ---------------      ---------------      --------------

Weighted average number of common
   shares outstanding                               6,526,377            4,488,532           2,507,652
                                              ---------------      ---------------      --------------
                                              ---------------      ---------------      --------------

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(1) Not calculated as anti-dilutive.
(2) All share and per share data have been retroactively restated to reflect the 2.5 to 1 stock split.
(3) Shares issued on May 10, 1994 and May 19, 1994 have been restated to reflect the 25% stock dividend.